EMPLOYMENT AGREEMENT


     THIS EMPLOYMENT AGREEMENT ("Agreement" ), is entered into and made effective this 7th day of March 1999, by and between Spyglass Entertainment Group, LP, a Delaware limited partnership (the "Company") and Andrew Larner ("Larner").

     WHEREAS, Larner desires to be employed by the Company;

     WHEREAS, Larner and the Company desire to enter into this Agreement to assure the Company of the services of Larner and to set forth the respective rights and duties of the parties;

     NOW, THEREFORE, the parties hereto agree as follows:

     1. HIRING.

     (a) The Company hereby hires Larner, and Larner hereby accepts and agrees to such hiring on the terms and conditions set forth herein.

     (b) Larner shall serve in the capacity of Executive Vice President. Larner's principal duties will be to perform all international, business and other related affairs of the Company, as reasonably determined by the Company. Larner will report directly and solely to Gary Barber ("Barber") and Roger Birnbaum ("Birnbaum"), the Co-Chairmen/Co-Chief Executive Officers. Larner shall perform such other services and duties, consistent with Larner's role as Executive Vice President of the Company, as may from time to time be decided upon by Barber and Birnbaum. Larner agrees that, except during vacation periods or in accordance with the Company's personnel policies, if any, covering leaves and reasonable periods of illness or other incapacitation, Larner shall devote all of his business time and services to the business and interest of the Company. Larner shall perform the duties of his employment with fidelity, to the best of his ability, and in the best interests of the Company. Larner may participate in charitable, community, educational, civic, political and other similar organizations to the extent that Larner's participation does not interfere, and is not inconsistent, with the performance of his duties and responsibilities pursuant to this Agreement.

     (c) No other employee of the Company involved with international, business and legal affairs, and other business operations, will have a position that is higher than or equal to Larner. No other employee of the Company primarily involved with financial operations will have a position that is higher than Larner. However, this provision shall not apply to: (i) Gary Barber; (ii) Roger Birnbaum; or (iii) any individual who becomes an equity partner of the Company. All employees in the Company's international, business affairs and legal departments will be within Larner's chain of command and will not directly report to anyone who is in a higher position than Larner, except any employee may be required to directly report to Larner and (i) Gary Barber; (ii) Roger Birnbaum; and/or (iii) any individual who becomes an equity partner of the Company.

     2. TERM.

     (a) Larner's employment hereunder shall commence on April 26, 1999, and subject to the termination provisions of this Agreement, shall continue until October 19, 2003 (the "Term").


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     (b) This Agreement does not constitute a commitment by the Company with regard to Larner's employment, express or implied, other than to the extent expressly provided for herein or otherwise established by California law. Upon termination of this Agreement, it is the contemplation of both parties that Larner's employment with the Company shall cease, and that neither the Company nor Larner shall have any obligation to the other with respect to continued employment except as provided in paragraphs 7, 8, 9 and 10 herein, and except for the Company's obligation to pay any accrued but unpaid compensation or other vested interests and benefits pursuant to the terms of this Agreement (including, without limitation, Larner's vested stock options). In the event Larner's employment continues for any period of time following the stated expiration date of this Agreement, unless and until agreed to in a new subscribed written document, such employment or any continuation thereof shall be "at-will," and may be terminated without obligation at any time by either party, with or without cause and/or notice, and Larner shall be employed upon the same terms and conditions (including the then-applicable compensation) as contained in this Agreement.

     (c) The Company expressly agrees to satisfy any obligations it has pursuant to California Labor Code sections 2800 and 2802, with respect to Larner's conduct within the course and scope of his employment during the term of this Agreement, if any. The Company shall provide Larner with a defense in the event of any claim arising out of the discharge of his duties as an employee of the Company.

     3. COMPENSATION.

     (a) During the first year of Larner's employment by the Company, Larner shall be entitled to an annualized base salary of Two Hundred Twenty-Five Thousand Dollars ($225,000.00), payable twice monthly in equal installments in the gross sum of $9,375.00. During the second year of Larner's employment by the Company, Larner shall be entitled to an annualized salary of Two Hundred Fifty Thousand Dollars ($250,000.00 ), payable twice monthly in equal installments in the gross amount of $10,416.67. During the third year of Larner's employment by the Company, Larner shall be entitled to an annualized salary of Two Hundred Seventy-Five Thousand Dollars ($275,000.00), payable twice monthly in equal installments in the gross amount of $11,458.33. During the fourth year of Larner's employment by the Company, Larner shall be entitled to an annualized salary of Three Hundred Ten Thousand Dollars ($310,000.00), payable twice monthly in equal installments in the gross amount of $12,916.67. During the fifth year of Larner's employment by the Company, Larner shall be entitled to a pro rated, annualized salary of Three Hundred Fifty Thousand Dollars ($350,000.00), payable twice monthly in equal installments in the gross amount of $14,583.33. All salary paid to Larner by the Company shall be subject to customary withholding and other required employment taxes. Larner shall receive no commission payments or other fixed compensation in addition to that provided in this Agreement, unless separately negotiated and agreed to in writing by Gary Barber or Roger Birnbaum, the Co-Chairmen/Co-Chief Executive Officers.

     (b) As additional compensation, Larner shall be eligible to receive an annual bonus, in the sole discretion of Company, based upon any criteria that the Company shall determine in its sole discretion to be relevant, if any. Nothing contained in this provision shall be deemed or interpreted to entitle Larner to receive any bonus during the term of his employment.


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     (c) As additional compensation, while employed by the Company, Larner shall receive options to acquire (in the aggregate) One and One Half Percent (1.5%) of the Company's stock, said stock options to vest in pro rata shares over the Term, on the terms and subject to the conditions set forth in this Agreement and in the Option Agreement being entered into concurrently herewith by Larner and the Company.

     (d) As additional compensation, Larner shall be entitled to receive an automobile allowance in the amount of Five Hundred Dollars ($500.00) per month, less statutory withholdings.

     (e) Subject to the terms of such plans, during the term of his employment, Larner shall be entitled to participate in all current and future group plans such as life, medical, dental, disability and other insurance plans, as well as 401(k) plans or other pension plans maintained or established by the Company.

     (f) Subject to the terms of such plans, during the term of his employment, Larner shall be entitled to participate in all benefits plans and programs which are made available to executive employees of the Company.

     4. BUSINESS EXPENSES. The Company shall promptly reimburse Larner for all reasonable business expenses incurred by Larner in promoting the business of the Company, including but not limited to expenditures for entertainment, business-class travel and business-related cellular telephone and facsimile charges. The Company also agrees to pay Larner's State Bar Association dues. Each such expenditure shall be reimbursable only if Larner furnishes the Company with adequate records and other documentary evidence required by federal and state statutes and regulations issued by the appropriate taxing authorities for the substantiation of that expenditure as an income tax deduction.

     5. PROVISIONS OF EMPLOYEE HANDBOOK. Except as modified by this Agreement, all of the provisions of the Company's Employee Handbook shall apply to Larner. Larner acknowledges having received a copy of the Employee Handbook.

     6. MEDICAL INSURANCE. During Larner's employment by the Company, Larner shall be entitled to medical and dental insurance coverage under the applicable policy maintained by the Company.

     7. TRADE SECRETS.

     (a) Larner specifically agrees that he will not at any time during his employment by the Company, in any fashion, form, or manner, unless specifically consented to in writing by the Company or required by a legal proceeding or Court order, or if the information is known to the public, either directly or indirectly use or divulge, disclose or communicate to any person, firm or company, in any manner whatsoever any confidential information of any kind, nature or description concerning any matter affecting or relating to the business of the Company, including without limiting the generality of the foregoing, the names, buying habits and procedures, and/or practices of any of the Company's clients, its marketing methods and related data, the names of any of its vendors or suppliers, costs of materials, the prices it obtains or has obtained or which it sells or has sold its services, sales costs, lists or other written records used in the Company's business, compensation paid to employees and other terms of employment, or any other confidential


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information of, about, or concerning the business of the Company, its manner of operation, or other confidential data of any kind, nature, or description, the parties hereto stipulating that as between them, the same are important, material, and confidential trade secrets and affect the successful conduct of the Company's business, and its goodwill, and that any breach of any term of this paragraph is a material breach of this Agreement.

     (b) Larner specifically agrees that he will not at any time subsequent to his employment by the Company, in any fashion, form, or manner, unless specifically consented to in writing by the Company or required by a legal proceeding or Court order, or if the information is known to the public, either directly or indirectly use or divulge, disclose or communicate to any person, firm or company, in any manner whatsoever any confidential information of any kind, nature or description concerning any matter affecting or relating to the business of the Company, of which he becomes aware during his employment by the Company, including without limiting the generality of the foregoing, the names, buying habits and procedures, and/or practices of any of the Company's clients, its marketing methods and related data, the names of any of its vendors or suppliers, costs of materials, the prices it obtains or has obtained or which it sells or has sold its services, sales costs, lists or other written records used in the Company's business, compensation paid to employees and other terms of employment, or any other confidential information of, about, or concerning the business of the Company, its manner of operation, or other confidential data of any kind, nature, or description, the parties hereto stipulating that as between them, the same are important, material, and confidential trade secrets and affect the successful conduct of the Company's business, and its goodwill, and that any breach of any term of this paragraph is a material breach of this Agreement.

     (c) All equipment, notebooks, documents, memoranda, reports, written and computer files and data, samples, books, correspondence, lists, other written and graphic records, and the like affecting or relating to the business of the Company, which Larner shall prepare, use, construct, observe, possess or control, other than Larner's personal rolodex (provided that its contents are limited to names and relevant contact information), shall be and remain the Company's sole property.

     8. COPYRIGHT AND TRADEMARKS.

     (a) All right, title and interest, of every kind whatsoever, in the United States and throughout the world, in (i) any work, including the copyright thereof (for the full terms and extensions thereof in every jurisdiction), created by Larner at any time during his employment and all material embodiments of the work subject to such rights; and (ii) all inventions, ideas, discoveries, designs and improvements, patentable or not, made or conceived by Larner at any time during his employment shall be and remain the sole property of the Company without payment of any further consideration to Larner or any other person than as set forth herein, unless otherwise agreed to in writing between Larner and either Barber or Birnbaum, and each such work shall, for purposes of United States copyright law, be deemed created by Larner pursuant to his duties under this Agreement and within the scope of his employment and shall be deemed a work made for hire; and Larner agrees to assign, at the Company's expense, and Larner does hereby assign, all of his right, title and interest in and to all such works, copyrights, materials, inventions, ideas, discoveries, designs and improvements, patentable or not, and any copyrights, letters patent, trademarks, trade secrets, and similar rights, and the applications therefor, which may exist or be issued with respect thereto. For the purposes of this Section 8, "WORKS" shall include all materials created during the


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period of Larner's employment, whether or not ever used by or submitted to the
Company, including, without limitation, any work which may be the subject matter of a copyright under the United States copyright law. In addition to its other rights, the Company may copyright any such work in its name in the United States in accordance with the requirements of the United States copyright law and the Universal Copyright Convention and any other convention or treaty to which the United States is or may become a party.

     (b) To the extent consistent with this Agreement, whenever the Company shall so request, at no cost to Larner, whether during or after the term of this Agreement, Larner shall execute, acknowledge and deliver all applications, assignments or other instruments; make or cause to be made all rightful oaths; testify in all legal proceedings; communicate all known facts which relate to such works, copyrights, inventions, ideas, discoveries, designs and improvements; perform all lawful acts and otherwise render all such assistance as the Company may reasonably deem necessary to apply for, obtain, register, enforce and maintain any copyrights, letters patent and trademark registrations of the United States or any foreign jurisdiction or under the Universal Copyright Convention (or any other convention or treaty to which the United States is or may become a party), or otherwise to protect the Company's interests therein, including any which the Company shall reasonably deem necessary in connection with any proceeding or litigation involving the same. All registration and filing fees and similar expenses shall be paid by the Company.

     9. LARNER DUTIES UPON TERMINATION. Upon the termination of Larner's employment hereunder, Larner shall immediately deliver to the Company all equipment not owned by Larner, notebooks, documents, memoranda, reports, files, samples, books, correspondence, lists, or other written or graphic records, and the like, relating to the Company's business, which are or have been in his possession or under his control, other than Larner's personal rolodex (provided that the contents of the rolodex are limited to names and relevant contact information). The Company shall not be deemed to have a property right in Larner's personal rolodex (which contains only names and relevant contact information).

     10. CONFLICTS OF INTEREST AND NON-SOLICITATION.

     (a) During the term of this Agreement, Larner agrees that he will not, directly or indirectly, own an interest in, operate, join, control, or participate in, or be connected as an officer, employee, agent, independent contractor, partner, shareholder, or principal of any company, partnership, proprietorship, firm, association, person, or other entity producing, designing, providing, soliciting orders for, selling, distributing, or marketing products, goods, equipment, and/or services which directly or indirectly compete with the Company's business. Nothing contained herein shall prevent Larner from owning publicly traded minority stock interests not to exceed five percent (5%), limited partnership interests or other passive investments in businesses performing any of the aforesaid activities.

     (b) During the term of this Agreement, Larner agrees that he will not, directly or indirectly, either for himself or for any other person, firm, or company, divert or take away or attempt to divert or take away any of the Company's customers or clients, including but not limited to those upon whom he called or whom he solicited or to whom he catered or with whom he became acquainted while he was employed by the Company.


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     (c) During the term of this Agreement, Larner agrees that he will not undertake planning for or organization of any business activity competitive with Company's business or combine or conspire with other employees or representatives of the Company's business for the purpose of organizing any such competitive business activity.

     (d) During the term of this Agreement, Larner agrees that he will not, directly or indirectly, or by action in concert with others, induce or influence (or seek to induce or influence) any person who is engaged (as an employee, agent, independent contractor or otherwise) by the Company to terminate his or her employment.

     (e) Nothing contained in this paragraph 10 shall be deemed a waiver of Larner's obligations under paragraph 7, and in the event of any conflict or inconsistency between the provisions of this paragraph 10 and paragraph 7, the provisions of paragraph 7 shall control. The covenants of this paragraph 10 shall be construed as separate covenants covering their subject matter in each of the separate counties in the State of California in which the Company transacts its business, the names of which are incorporated herein by this reference, and each of the separate counties or similar political subdivisions of each state in the United States in which the Company transacts its business; to the extent that any covenant shall be judicially unenforceable in any one or more of said counties or states, said covenant shall not be affected with respect to each other county and state, each covenant with respect to each county and state being construed as severable and independent.

     11. TERMINATION.

     (a) Larner's employment hereunder may be terminated by the Company for cause at any time, with or without notice. However, if the cause for Larner's termination is curable, and the "cause" for termination constitutes the first incident, conduct, circumstance or condition constituting "cause" for termination of Larner's employment, as defined in this Agreement, the Company will provide Larner with written notice of his termination and allow him five
(5) business days to cure the incident, conduct, circumstance or condition constituting "cause" for termination. Nothing in this paragraph 11 shall be construed to require the Company to provide Larner with written notice of any incurable "cause" for termination or of any "cause" for termination after Larner has received any prior written notice of termination. As used herein, the term "cause" shall mean: (i) the habitual or willful neglect of Larner's duties after written notice from the Company to Larner of such conduct; (ii) Larner's suffering from a physical or mental incapacity of such magnitude that Larner is unable to substantially perform his duties for a period of six (6) consecutive weeks or more during the term of this Agreement, or for any periods equaling a total of eight (8) weeks or more during any year of the term of this Agreement;
(iii) Larner' s conviction of a crime involving moral turpitude; (iv) any intentional, grossly negligent, willful or reckless conduct by Larner toward, involving or adversely affecting the Company or any of its employees or affiliates; (v) gross, willful or reckless insubordination toward other officers or employees of the Company or its affiliates; or (vi) Larner's breach of any of the material provisions of this Agreement. Any such termination shall not be in limitation of any other right or remedy the Company may have under this Agreement or in law or in equity. Any termination for cause shall be effective immediately, unless otherwise specified by the Company, subject to the cure period, if any.

     (b) Larner's employment hereunder may be terminated by the Company without "cause," as defined in this paragraph 11, at any time, with or without notice. However, if Larner's


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employment is terminated without "cause," Larner shall be entitled to continue to receive the compensation provided in paragraph 3 for the term of this Agreement and Larner's stock options shall be deemed fully vested. However, in the event of any such termination without "cause," any and all of the Company's obligations relating to the payment of compensation under this paragraph 11(b), but specifically excluding any such obligations relating to Larner's stock options, shall be reduced by amounts actually earned by Larner during the period commencing upon such termination and ending upon October 19, 2003. It is specifically agreed that Larner shall have no affirmative obligation to seek employment following any such termination.

     (c) If during the term of this Agreement Larner terminates his employment due to a material breach of this Agreement by the Company, Larner shall be entitled to continue to receive the compensation provided in paragraph 3 for the term of this Agreement and Larner's stock options which are then unvested shall be deemed vested at a rate of fifty percent (50%). However, in the event of any such termination without "cause," any and all of the Company's obligations relating to the payment of compensation under this paragraph 11(c), but specifically excluding any such obligations relating Larner's stock options, shall be reduced by amounts actually earned by Larner during the period commencing upon such termination and ending upon October 19, 2003. It is specifically agreed that Larner shall have no affirmative obligation to seek employment following any such termination.

     12. DEATH OF LARNER. In the event of Larner's death during the term of Larner's employment with the Company, the Company shall pay to Larner's estate the accrued and unpaid portion of Larner's specified salary and additional compensation (including without limitation, Larner's vested stock options, car allowance payments and expense reimbursements), if any.

     13. NO CONFLICT WITH PRIOR AGREEMENTS. Larner represents to the Company that neither his commencement of employment nor the performance of his duties hereunder conflicts with any contractual commitment on Larner's part to any third party or violates or interferes with any rights of any third party, and that he has been so advised by legal counsel.

     14. SUSPENSION OF SALARY PAYMENTS UNDER CERTAIN CIRCUMSTANCES.

     (a) The salary payments provided for hereunder may be suspended by the Company, during any material interruption of the Company's business relating to Larner's duties which has been caused by strikes or other causes beyond the Company's reasonable control; provided, however that (i) said option of the Company to suspend salary payments may not be exercised unless and until the above-mentioned material interruption of business has continued for a period of at least ten (10) consecutive weeks, (ii) such right to suspend salary payments hereunder shall not be exercised by the Company unless all executives of the Company of comparable status and position to Larner, other than equity partners, also are suspended and, (iii) if any such period of suspension hereunder shall continue for a period of four (4) weeks or more, either Larner, on the one hand, or the Company, on the other hand, shall have the right to elect to terminate this Agreement by written notice to the other without further liability on the part of either party, other than the Company's obligations under this Agreement including, without limitation, to pay Larner's salary, car allowance benefits and business expenses that accrued and were payable to Larner prior to such termination; provided, however, that, notwithstanding the foregoing, in the event of any election by Larner to terminate this Agreement as provided above, the Company shall have the right to resume payment of Larner's salary within one week after receipt of such notice of termination by


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Larner (such resumed payments of salary and benefits to commence retroactively from and including the date on notice of termination shall have been received by the Company), and in such case, Larner's notice shall be deemed for all purposes hereunder to be forthwith canceled and rescinded and this Agreement shall continue in full force and effect as if such notice had not been given; and provided further, that the Company may not suspend Larner for the same cause during the further continuance of the same cause of suspension. If, after termination of such cause, there is a new occurrence of the same or any other cause of suspension, the Company may again exercise its rights hereunder. In the event of any such suspension or suspensions hereunder, the term of this Agreement shall be extended (unless earlier terminated as provided above) for an additional period of time equal to the period of such suspension or suspensions provided that any increase in salary provided for herein shall not be postponed. All of the provisions of this Agreement not expressly affected by the foregoing shall remain in full force and effect during any period of suspension hereunder. Notwithstanding the foregoing, in the event of a suspension of Larner's services, the Company shall immediately: (i) reinstate Larner if any other executive of the Company of comparable status and position to Larner is reinstated, other than any equity partner; and (ii) recommence payment of Larner's salary and benefits if the Company recommences payment of the salary and benefits of any other executive of the Company of comparable status and position to Larner, other than any equity partner.

     (b) During any suspension as provided in this paragraph 14, Larner may perform services for other entities, provided that: (i) Larner shall, within 48 hours, return to his position with the Company if the Company recalls him; and
(ii) Larner shall not violate any provision in this Agreement, including, but not limited to, paragraphs 7 and 8, and 10. Nothing in this paragraph 14 shall be construed to require the Company to provide Larner with any compensation during any suspension period.

     15. RESOLUTION OF DISPUTES.

     (a) Except as provided in subsection (c) below, any controversy or claim between or among the parties, relating to Larner's employment with the Company, including but not limited to those arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in Los Angeles, California, in accordance with the United States Arbitration Act (Title 9 of the United States Code), notwithstanding any choice of law provision in this Agreement, and under the National Rules for the Resolution of Employment Disputes of the American Arbitration Association ("AAA"). The parties shall have the right to review and approve a panel of prospective arbitrators supplied by AAA, but the arbitration shall be conducted by a single arbitrator selected from the approved panel by AAA or by stipulation of the parties. The arbitrator shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator. The arbitrator shall be entitled to order specific performance of the obligations imposed by this Agreement. Judgment upon the arbitration award may be entered in any court having jurisdiction. Larner generally waives any rights, claims, demands, obligations, damages, losses and causes of action against any shareholder, director, officer, agent or employee of the Company arising from, in connection with or relating to the terms and conditions of this Agreement or any breach thereof.


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     (b) All decisions of the arbitrator shall be final, conclusive and binding on all parties and shall not be subject to judicial review. All costs of the arbitration shall be borne by the party which is not the prevailing party. If required, each party shall advance 50% of any costs of the arbitration required to be advanced, subject to the right of the prevailing party to reimbursement.

     (c) Subsection (a) above does not prohibit a party from seeking and obtaining injunctive relief from a court of competent jurisdiction pending the outcome of arbitration. A party bringing an action for injunctive relief shall not be deemed to have waived its right to demand arbitration of all disputes.

     16. ATTORNEY'S FEES. If any legal action, proceeding or arbitration arises under this Agreement or by reason of any asserted breach of it, the prevailing party shall be entitled to recover all reasonable, direct, out-of-pocket, substantiated costs and expenses, including reasonable outside attorney's fees, incurred in enforcing or attempting to enforce any of the terms, covenants or conditions, including costs incurred prior to commencement of legal action, and all reasonable, direct, out-of-pocket, substantiated costs and expenses, including reasonable outside attorney's fees, incurred in any appeal from an action brought to enforce any of the terms, covenants or conditions hereof.

     17. SEVERABLE PROVISIONS. The provisions of this Agreement are severable, and if any one or more provisions may be determined to be judicially unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

     18. COMPLIANCE WITH LAW. Nothing herein contained shall be construed so as to require the commission of any act contrary to law and wherever there is any conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within legal requirements. Without limiting the generality of the foregoing, in the event any compensation or other monies payable hereunder shall be in excess of the amount permitted by any statute, law, ordinance, regulation or wage guideline, which may be in effect at any time or from time to time, payment of the minimum amount then allowed thereby shall constitute full compliance by the Company with the payment requirements of this Agreement, provided that the full unpaid compensation otherwise due hereunder will be thereafter paid to Larner if, as, when, and to the extent permitted by applicable law. The Company shall take any actions reasonably necessary to facilitate the making of any withheld excess payment, as permitted by law.

     19. ASSIGNMENT. For administrative purposes, the Company may assign this Agreement or all or any part of the Company's rights hereunder to any entity that succeeds to a substantial portion of the Company's assets or that the Company may own substantially, and this Agreement shall inure to the benefit of such assignee, provided that such assignee shall also have assumed the Company's obligations. In the event the Company assigns this Agreement to any entity, the Company shall remain secondarily liable for the rights and benefits of Larner under this Agreement, if the assignee fails to make such payments or to comply with the obligations contained herein.

     20. KEY MEN. In the event that both Barber and Birnbaum leave the Company and no longer perform services or duties in connection with the Company, in substantially the same capacity that they currently render services, Larner shall have the right to cancel this Agreement for 30 days


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after the identification of their replacement(s). However, if Larner cancels this Agreement, as provided in this paragraph 20, he shall not be entitled to receive any compensation or benefits from the Company, other than the accrued and unpaid portion of his compensation at the time he cancels the Agreement (including without limitation, Larner's vested stock options, car allowance payments and expense reimbursements), if any.

     21. BASE OF OPERATION. Larner's base of operation shall be the Greater Los Angeles Area. The Company shall not require Larner to change his place of residence without his consent.

     22. NOTICES. Any notice to be given to the Company under the terms of this Agreement shall be addressed to the Company at 500 South Buena Vista Street, Burbank, California 91521-7259, Attention: Legal Department; and any notice to be given to Larner shall be addressed to him at his address shown on the signature page hereof (with a copy to Matthew Johnson at Ziffren, Brittenham, Branca & Fischer LLP, 1801 Century Park West, Los Angeles, California 90067-6406), or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be deemed to have been duly given on the date of delivery if personally delivered and two (2) days after mailing if mailed in a properly sealed and addressed envelope, registered or certified, return receipt requested, and deposited (postage prepaid) in a post office or branch post office regularly maintained by the United States government.

     23. WAIVER. Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

     24. ENFORCEMENT. The Company and Larner recognize and acknowledge that Larner is hereunder engaged in a position where Larner will be rendering personal services of a special, unique, unusual and extraordinary character. Larner agrees that the breach by him of this Agreement, including its covenants, may not reasonably or adequately be compensated in damages in an action at law and that the Company shall be entitled to seek injunctive relief, which may include but shall not be limited to restraining Larner from rendering any service that would breach this Agreement. However, no remedy conferred by any of the specific provisions of this Agreement (including this paragraph 24) is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. The election of any one or more remedies by the Company shall not constitute a waiver of the right to pursue other available remedies.

     25. TITLES AND HEADINGS. The titles and headings of the paragraphs in this Agreement are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions of it.

     26. GOVERNING LAW. The parties hereto agree that it is their intention and covenant that this Agreement and performance under it, and all suits and special proceedings that may ensue from its breach, be construed in accordance with and under the laws of the State of California, and that in any action, special proceeding or other proceeding that may be brought arising out of, or in connection with, or by reason of this Agreement, the laws of the State of California shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     27. BINDING ON SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, permitted successors and assigns. Provided, however, that Larner shall not assign this Agreement or any interest herein, without the written consent of the Company.

     28. INTEGRATED AGREEMENT. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations and understandings of the parties in connection therewith.

     29. AMENDMENTS. This Agreement may only be amended in writing. No employee or supervisor of the Company is authorized to alter or vary the terms of this Agreement except by written agreement by Gary Barber or Roger Birnbaum, the Co-Chairmen/Co-Chief Executive Officers. Any representations contrary to this Agreement, express or implied, written or oral, are hereby disclaimed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement at Los Angeles, California, on the day and year first above written.

COMPANY:                                      LARNER:

SPYGLASS ENTERTAINMENT GROUP, L.P.

/s/ Gary Barber                                /s/ Andrew Larner
-----------------------------------          ----------------------------------
By:  Gary Barber                             Andrew Larner
Its:                                         748 Laguna Road
     ------------------------------          Pasadena, CA 91145

                        AMENDMENT TO EMPLOYMENT AGREEMENT

     This Amendment to Employment Agreement (this "Amendment") is made and entered into this 1st day of February, 2001, by and between SPYGLASS ENTERTAINMENT GROUP, L.P., a Delaware limited partnership (the "COMPANY") and ANDREW LARNER ("LARNER").

     A. The Company and Larner are parties that certain Employment Agreement, dated March 7, 1999, by and between the Company and Larner, as amended on April 26, 1999 (as amended, the "EMPLOYMENT AGREEMENT").

     B. The parties desire to further amend the Employment Agreement as provided herein.

     NOW, THEREFORE, the parties hereto agree as follows:

     1. ADDITIONAL BONUS. The Employment Agreement is amended to add Section 3(g), which reads as follows:

        "(g) As additional compensation, and subject to the terms of this
        Section 3(g), on April 30, 2003 (the "Bonus Date") the Company shall pay to Larner a longevity bonus (the "Longevity Bonus") in the amount of One Million Four Hundred Twenty Five Thousand Dollars ($1,425,000). Notwithstanding the immediately preceding sentence, if Larner voluntarily terminates his employment with the Company at any time prior to the Bonus Date, the Company shall have no obligation to pay the Longevity Bonus to Larner. By way of clarification but not limitation, if the Company terminates Larner's employment, with or without cause, or if Larner dies or becomes permanently disabled, at any time prior to the Bonus Date, the Company's shall remain obligated to pay the Longevity Bonus to Larner, or to his executors or administrators or any person or persons entitled to such amount by bequest or inheritance, on the Bonus Date, which obligation shall survive termination of Larner's employment and this Agreement."

     2. MISCELLANEOUS.

     (a) The parties hereto acknowledge and agree that the Employment Agreement, as expressly amended by this Amendment, shall continue in full force and effect in accordance with its terms.

     (b) The parties hereto agree that it is their intention and covenant that this Amendment and performance under it, and all suits and special proceedings that may ensue from its breach, be construed in accordance with and under the laws of the State of California, and that in any action, special proceeding or other proceeding that may be brought arising out of, or in connection with, or by reason of this Amendment, the laws of the State of California shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment in Los Angeles, California, as of the day and year first above written.

COMPANY:                                        LARNER:

SPYGLASS ENTERTAINMENT GROUP, L.P.

/s/ Gary Barber                                   /s/ Andrew Larner
----------------------------------              -------------------------------
By:       Gary Barber                           Andrew Larner
Its:
    ------------------------------

                                   May 2, 2001




Gary Barber/Roger Birnbaum
Spyglass Entertainment Group, LP

Dear Gary and Roger:

     In conjunction with my relocation to Munich, I would like to confirm the following:

     1. Per Paragraph 21 of my Employment Agreement with Spyglass Entertainment Group, LP ("Company") dated March 7, 1999, I consent to temporarily change my base of operations from Greater Los Angeles to Munich.

     2. I agree that by virtue of my absence in the Los Angeles office, individuals in the international and business/legal affairs departments may not be within my chain of command (as required per Paragraph l(c) of my Employment Agreement) and that this variance from my Employment Agreement will persist while my base of operations remains in Munich.

     3. As consideration for my consent to the relocation, the Company agrees to grant me 100,000 stock options priced pursuant to the pricing dictated by the 2001 Employee Stock Option Plan ("Plan") and subject to the terms of such Plan.

     4. The Company agrees to indemnify me in the event of any adverse personal tax consequences resulting from my relocation to Munich, provided that such consequences are not a result of any extraordinary tax planning on my part, or my failure to mitigate any such consequences if recommended by my personal tax advisor.

     5. The Company agrees to assume and/or reimburse me for any and all reasonable travel and living expenses while I am rendering services on behalf of the Company in Munich (e.g., apartment, car, cell phone, etc.).

     6. The Company agrees that Rachel Parker shall be entitled to round trip economy class travel to Munich (at the Company's expense) 2 times per year of my stay in Munich.

     Except as modified herein, all provisions of my Employment Agreement shall remain in full force and effect and may not be modified except by a writing executed by the parties.

Sincerely,

/S/ ANDREW S. LARNER

Andrew S. Larner


ACCEPTED AND AGREED:

Spyglass Entertainment Group, LP

By    /S/ GARY BARBER
      ----------------------------
      Gary Barber
Its:
      ----------------------------